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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                October 15, 2003
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)









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Item 12.  Results of Operations and Financial Condition


                    GMAC THIRD QUARTER 2003 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) recorded its highest third quarter earnings ever in the third quarter of 2003, in part due to continued strong results at the Mortgage Group. Consolidated net income of $630 million was up $154 million from the $476 million earned in the same quarter of 2002.

For the quarter, net income from financing operations totaled $320 million, up $17 million from the $303 million earned in the prior year. The increase reflects lower credit loss provisions, which more than offset the unfavorable impact of lower net interest margins.

GMAC Insurance Holdings, Inc. generated net income of $57 million in the third quarter of 2003. Earnings were up $37 million from the same period in 2002, when earnings were adversely affected by a write-down of certain investment securities.

GMAC Mortgage Group, Inc. generated earnings of $253 million, up $100 million from a year-ago, reflecting increased origination and securitization volumes in both the residential and commercial mortgage sectors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        October 15, 2003       /s/  William F. Muir
              ----------------       -------------------------------------
                                     William F. Muir
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        October 15, 2003       /s/  Linda K. Zukauckas
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer